UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2007

HOMEBANC CORP.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Material Events.

On August 9, 2007, HomeBanc Corp. (the “Company”), together with certain of its subsidiaries (the “Subsidiaries”), filed a voluntary petition (the “Bankruptcy Filing”) for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (HomeBanc Mortgage Corporation, a Delaware corporation, et al., Case No. 07-11079 (KJC)). As a result of the Bankruptcy Filing, and other related matters, the Company will not be able to complete its financial statements and file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, nor will the Company file Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K with respect to any other historical or future periods.

The Company and its Subsidiaries are required to file monthly operating reports with the Bankruptcy Court, and, on October 1, 2007, the Company and its Subsidiaries filed with the Bankruptcy Court a monthly operating report for the period ended August 31, 2007 (the “August 2007 Report”). A copy of the August 2007 Report is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Company no longer maintains its Internet corporate website, which previously was located at www.homebanc.com. The Company’s bankruptcy claims agent, Kurtzman Carson Consultants, maintains a website on the Internet, located at www.kcclcc.net/homebanc, which contains hyperlinks to the most current publicly available information regarding the Company and its Subsidiaries, including, without limitation, schedules of assets and liabilities, statements of financial affairs and other materials that should be read in conjunction with the August 2007 Report and other monthly reports that the Company files with the Bankruptcy Court.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Monthly Operating Report, for the period ended August 31, 2007, for HomeBanc Mortgage Corporation, et.al.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2007

HOMEBANC CORP.

By:	/s/ ALANA L. GRIFFIN
Name:	Alana L. Griffin
Title:	Senior Vice President, Assistant General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Monthly Operating Report, for the period ended August 31, 2007, for HomeBanc Mortgage Corporation, et. al.